AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT This Amended and Restated Executive Employment Agreement (the “Agreement”) is made effective as of November 1, 2024 (“Effective Date”), by and between Criteo Corp. a Delaware corporation (“Company”) and Ryan Damon (“Executive”) (either party individually, a “Party”; collectively, the “Parties”). WHEREAS, Executive and Company previously executed the Executive Employment Agreement dated August 1, 2018 (as amended, the “Original Agreement”), and WHEREAS, the Parties desire to amend and restate the terms of Executive’s employment with Company originally set forth in the Original Agreement and enter into this Agreement, including the Appendix attached hereto, the provisions of which are incorporated herein by reference (the “Appendix”), to set forth the terms and conditions of Executive’s employment by Company and to address certain matters related to Executive’s employment with Company; NOW, THEREFORE, in consideration of the foregoing and the mutual provisions contained herein, and for other good and valuable consideration, the Parties agree as follows: 1. Employment. Company hereby employs Executive, and Executive hereby accepts such employment, upon the terms and conditions set forth herein. 2. Duties. 2.1 Position. Executive is employed in the position set forth in Section 2.1 of the Appendix (the “Position”), and shall have the duties and responsibilities assigned by Company’s Chief Executive Officer (“CEO”) as may be reasonably assigned from time to time. Executive shall perform faithfully and diligently all those duties assigned to Executive. 2.2 Standard of Conduct/Full-time. During the term of this Agreement, Executive will act loyally and in good faith to discharge the duties of the Position, and will abide by all policies and decisions made by Company, as well as all applicable laws, regulations or ordinances. Executive will act solely on behalf of Company at all times. Executive shall devote Executive’s full business time and efforts to the performance of Executive’s assigned duties for Company, unless Executive notifies the CEO in advance of Executive’s intent to engage in other paid work and receives the CEO’s express written consent to do so. 2.3 Work Location. Executive’s principal place of work shall be located in the work location set forth in Section 2.3 of the Appendix or such other location as the parties may agree upon from time to time (the “Primary Work Location”). 3. Recoupment. Bonus, and other incentive and equity compensation paid or provided to Executive, whether pursuant to this Agreement or otherwise, shall be subject to the terms and conditions of such policy of recoupment or claw back of compensation as shall be adopted from time to time by the Company’s Board of Directors (the “Board”) or its Compensation Committee as it deems necessary or desirable, including for the purpose of complying with the requirements of Section 954 of the Dodd- Frank Wall Street Reform and Consumer Protection Act (providing for recovery of erroneously awarded compensation), Section 304 of the Sarbanes-Oxley Act of 2002 (providing for forfeiture of certain bonuses and profits), and any implementing rules and regulations of the U.S. Securities and Exchange Commission and applicable listing standards of a national securities exchange adopted in accordance with any such Act (any such policy, the “Additional Clawback Policy”) including that certain clawback policy

Amended and Restated Executive Employment Agreement Page 2 of 20 adopted by the Board on October 26, 2023 (as amended from time to time, the “Current Clawback Policy”, together with the Additional Clawback Policy, the “Clawback Policy”) providing for the Company’s recoupment of erroneously awarded incentive-based compensation paid to executive officers under certain circumstances such as an accounting restatement, adopted for the purpose of complying with Rule 10D-1 of the Securities Exchange Act of 1934, as amended, and the applicable listing standards of the Nasdaq Stock Market. Executive shall sign a Clawback Policy Acknowledgement, which is attached as Exhibit A to the Current Clawback Policy. The terms and conditions of the Clawback Policy, including any changes to the Clawback Policy put in place after the date of this Agreement, are hereby incorporated by reference into this Agreement. 4. At-Will Employment. Executive’s employment with Company is at-will and not for any specified period and may be terminated at any time, with or without cause (as defined below) or advance notice, by either Executive or Company subject to the provisions regarding termination set forth below in Section 8. Any change to the at-will employment relationship must be by specific, written agreement signed by Executive and Company, and must be approved by Company’s CEO and Board. Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at-will relationship or the Company’s ability to modify Executive’s position and duties at any time in its sole and absolute discretion. 5. Compensation. 5.1 Base Salary. As compensation for Executive’s performance of Executive’s duties hereunder, Company shall pay to Executive a base salary at the annual rate set forth in Section 5.1 of the Appendix (“Base Salary”), payable in equal monthly installments and in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and authorized payroll deductions. 5.2 Equity. Subject to approval by the Board, Company may from time to time grant to Executive various forms of equity awards of, or related to, Company’s common stock (the “Equity Awards”), including the specific Equity Awards, if any, specified in Section 5.2 of the Appendix. The Equity Awards will be subject to the terms and conditions of the Criteo S.A. Amended 2016 Stock Option Plan, Criteo S.A. Amended and Restated 2015 Time-Based Restricted Stock Units Plan (the “RSU Plan”), Criteo S.A. Amended and Restated 2015 Performance-Based Restricted Stock Units Plan (the “PSU Plan”), or any other subsequent employee equity plan approved in the future by the Board and, if applicable, Company’s stockholders, as designated by the Board (as amended from time to time, each a “Plan” or collectively the “Plans”). The Equity Awards will also be subject to the terms and conditions contained in the applicable forms of award agreement adopted by the Board and shall include certain vesting provisions described in this Agreement and/or in the applicable forms of award agreement. 5.3 Incentive Compensation. Executive will have the opportunity to earn incentive compensation subject to the terms and conditions contained in the Criteo Executive Bonus Plan which is approved by the Board and is subject to amendment from time to time by the Board in its sole and absolute discretion (a “Bonus”), subject to the express provisions, if any, set forth in Section 5.3 of the Appendix. Unless otherwise provided herein, the payment of any Bonus pursuant to this Section 5.3 shall be made in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and authorized payroll deductions.

Amended and Restated Executive Employment Agreement Page 3 of 20 5.4 Performance and Salary Review. The Board will periodically review Executive’s performance on no less than an annual basis. Adjustments to salary or other compensation, if any, will be made by the Board in its sole and absolute discretion. 5.5 Additional Compensation Terms. Executive will be eligible to receive such additional compensation and/or benefits, if any, set forth in Section 5.5 of the Appendix. 6. Customary Fringe Benefits and Facilities. Executive will be eligible for all customary and usual fringe benefits generally available to executives of Company subject to the terms and conditions of Company’s benefit plan documents. Notwithstanding Company’s policies, Executive shall be entitled to annual paid vacation for the number of weeks set forth in Section 6 of the Appendix. Company reserves the right to change or eliminate the fringe benefits on a prospective basis, at any time, effective upon notice to Executive; provided, however, that during the period of employment under this Agreement, Executive and Executive’s spouse and eligible dependents, if any, shall be entitled to receive all benefits of employment generally available to other senior executives of Company and those benefits for which key executives are or shall become eligible, when and as Executive becomes eligible therefore, including, without limitation, group health, life and disability insurance benefits and participation in Company’s 401(k) plan. 7. Business Expenses. Executive will be reimbursed for all reasonable and actual, out-of pocket business expenses incurred in the performance of Executive’s duties on behalf of Company. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company’s policies. Any reimbursement Executive is entitled to receive shall (a) be paid no later than the last day of Executive’s tax year following the tax year in which the expense was incurred, (b) not be affected by any other expenses that are eligible for reimbursement in any tax year and (c) not be subject to liquidation or exchange for another benefit. 8. Termination of Executive’s Employment. 8.1 Termination for Cause. Company may terminate Executive’s employment immediately at any time for Cause (as defined below). In the event that Executive’s employment is terminated in accordance with this Section, Executive shall be entitled to receive only unpaid Base Salary then in effect, prorated to the date of Executive’s termination of employment (the “Termination Date”), together with any amounts to which Executive is entitled pursuant to Section 6 and Section 7 of this Agreement (“Accrued Rights”). All other Company obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished upon such termination for Cause. Executive shall not be entitled to receive the Severance Benefits described in Sections 8.2 or 9 below. 8.2 Involuntary Termination. In the event of any Involuntary Termination (as defined below), Executive shall be entitled to receive Executive’s Accrued Rights. In addition, subject to Section 8.6, Company shall provide Executive with the following (the “Severance Benefits”), and all other Company obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished upon such Involuntary Termination: (a) Cash Severance. Executive shall receive, on the sixtieth (60th) day following the Termination Date, a lump sum cash amount (less all applicable withholdings) equal to the sum of (i) the product of (x) the Months Base Salary Multiplier set forth in Section 8.2(a) of the Appendix and (y) Executive’s monthly Base Salary rate as then in effect (without giving effect to any reduction in Base Salary amounting to Good Reason (as defined below)), (ii) an amount equal to the product of (x) the

Amended and Restated Executive Employment Agreement Page 4 of 20 Annual Bonus Multiplier and (y) Executive’s annual Bonus pursuant to Section 5.3 of this Agreement for the calendar year during which the termination occurs, calculated based on the Bonus that would be paid to Executive if Executive’s employment had not terminated and if all performance-based milestones were achieved at the 100% level by both Company and Executive, such Bonus to be, solely for the purpose of defining Severance Benefits, and (iii) all Bonus amounts earned for completed performance periods prior to the Termination Date but which otherwise remain unpaid as of the Termination Date. (b) Continued Healthcare. (i) If Executive and Executive’s eligible dependents then participating in Company’s group health insurance plans timely elect to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Company shall pay the premiums for such coverage for Executive and Executive’s covered dependents through the earlier of (i) the COBRA Coverage Period Termination Date set forth in Section 8.2(b)(i) of the Appendix and (ii) the first date on which Executive and Executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s) (the “COBRA Payment Period”). After Company ceases to pay premiums pursuant to the preceding sentence, Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance the provisions of COBRA. (ii) Notwithstanding the foregoing, if Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended), then in lieu of providing the COBRA premiums, Company, in its sole discretion, may elect to instead pay Executive on the first day of each month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings (such amount, the “Special Severance Payment”), for the remainder of the COBRA Payment Period. Executive may, but is not obligated to, use such Special Severance Payment toward the cost of COBRA premiums. (c) Continuation of Vesting. Notwithstanding anything to the contrary in the applicable Plan, Executive will be entitled to continued vesting of outstanding unvested restricted stock units (“RSUs”) and outstanding unvested performance-based restricted stock units (“PSUs”) as if Executive remained employed with Company for six (6) months following the Termination Date (and in the case of PSUs, based on actual performance at the end of the applicable performance year, as determined by the Board in its reasonable discretion), provided that Executive has complied with all aspects of this Agreement including the execution and non-revocation of the Release (as defined below); provided that, in all instances, the free shares relating to any RSUs and PSUs that become vested during the six (6) months following the Termination Date pursuant to this Section 8.2(c) shall be delivered to Executive at the time(s) set forth in the applicable award agreement evidencing such RSUs and PSUs. Executive acknowledges and agrees that any RSUs or PSUs that may become vested pursuant to the terms of this Section 8.2(c) will be subject to a holding period until the second anniversary of the date of grant of the applicable Equity Award, as required by French law and the terms of the RSU Plan and the PSU Plan, as applicable, and that the free shares relating to such vested RSUs or PSUs will be definitively acquired by Executive no earlier than the expiration of the required holding period. The award agreements pursuant to which Executive’s Company equity awards are granted shall contain provisions that are consistent with those set forth in this Section 8.2(c).

Amended and Restated Executive Employment Agreement Page 5 of 20 8.3 Acceleration of Vesting Based upon a Change in Control Followed Involuntary Termination. In the event of (i) a Change in Control and (ii) a subsequent Involuntary Termination that occurs within one year of such Change in Control, the vesting of all then unvested Equity Awards previously granted to Executive shall accelerate to the extent set forth below, provided Executive has complied with all aspects of this Agreement including the execution and non-revocation of the Release. Any unvested RSUs and PSUs shall vest in full; provided, however, that the PSUs shall vest in the amount that would become vested assuming achievement of the target level of performance; and provided further, however, that, in all instances, (x) the provisions of the RSU Plan and PSU Plan which prohibit the acceleration or shortening of the minimum vesting period of one year will continue to apply, such that no RSUs or PSUs granted within the one-year period prior to the Termination Date will vest within one (1) year of grant date (but, in such event, any such unvested RSUs or PSUs will continue to vest as if the executive remained employed with Company for up to twelve (12) months following such Involuntary Termination to enable those unvested shares to also ultimately accelerate and vest under this paragraph at the end of such period), and (y) any PSUs or RSUs that may become so vested pursuant to this Section 8.3 will be subject to a holding period until the second anniversary of the date of grant of the award, as required by French law and the terms of the Plans, as applicable, and the free shares relating to such vested RSUs or PSUs will be definitively acquired by Executive no earlier than the expiration of the required holding period. The award agreements pursuant to which Executive’s Company equity awards are granted shall contain provisions that are consistent with those set forth in this Section 8.3. 8.4 Termination upon Disability. Company may terminate Executive’s employment with Company at any time following Executive’s Disability (as defined below). Upon termination following Disability, Executive shall be entitled to receive Executive’s Accrued Rights. In addition, subject to Section 8.6, Company shall provide Executive with the Disability Benefits, if any, set forth in Section 8.4 of the Appendix. All other Company obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished upon such termination. Executive shall not be entitled to receive the Severance Benefits described in Section 8.2 above. 8.5 Termination upon Death. Executive’s employment shall terminate automatically upon Executive’s death. Upon termination as a result of Executive’s death, Executive’s estate or designated beneficiaries shall be entitled to receive Executive’s Accrued Rights. In addition, Executive’s estate or designated beneficiaries shall be entitled to the Death Benefits, if any, set forth in Section 8.5 of the Appendix. All other Company obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished on the date of death. Executive shall not be entitled to receive the Severance Benefits described in Section 8.2 above. 8.6 Voluntary Resignation by Executive. Executive may voluntarily resign from employment with Company for any reason, at any time, on thirty (30) days’ advance written notice. In the event of Executive’s resignation which is not a Resignation for Good Reason (and thus not an Involuntary Termination), Executive will be entitled to receive only Executive’s Accrued Rights. All other Company obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished upon such termination. Executive shall not be entitled to receive the Severance Benefits described in Section 8.2 above. 8.7 Release and Forfeiture of Severance Benefits. The right of Executive to receive or to retain Severance Benefits pursuant to Section 8 shall be in consideration for, and subject to, (i) execution of and delivery to the Company of a release of claims substantially in the form attached as Exhibit A to this Agreement, as amended from time to time and as necessary to comply with applicable law (the “Release”) and lapse of the period for revocation, if any, of the Release on or before the sixtieth

Amended and Restated Executive Employment Agreement Page 6 of 20 (60th) day following the Termination Date without the Release having been revoked and (ii) Executive’s continued compliance with the covenants as described in this Agreement, its attachments and exhibits, including those referenced in Section 11 and of this Agreement. In the event that Executive breaches any of such covenants, Company shall have the right to (a) terminate any further provision of Severance Benefits not yet paid or provided, (b) seek reimbursement from Executive for any and all such Severance Benefits previously paid or provided to Executive, (c) recover from Executive all shares of stock of the Company, the vesting of which, was accelerated by reason of the Severance Benefits (or the proceeds therefrom, reduced by any exercise or purchase price paid to acquire such shares), and (d) to immediately cancel all Equity Awards the vesting of which was accelerated by reason of the Severance Benefits. 8.8 Definitions of Certain Terms. Certain capitalized terms not otherwise defined by this Agreement shall have the following meanings: (a) “Cause” means (i) Executive’s material breach of this Agreement or of any lawful directive of the Company or Chief Executive Officer; (ii) Executive’s continued failure or refusal to perform any of Executive’s material duties and responsibilities of Executive’s position after written notice; (iii) Executive’s dishonesty, fraud or misconduct with respect to the business or affairs of the Criteo group companies which affects the operations or reputation of any of the Criteo group companies; (iv) Executive’s indictment, conviction, or entering a plea of guilty or nolo contendere for the commission of a felony or a crime involving material dishonesty; or (v) Executive’s failure to adhere to the policies, practices, rules or directives of the Company. Notwithstanding the foregoing, “Cause” to terminate Executive’s employment shall not exist unless (a) a written notice has first been delivered to Executive by the Company (the “Cure Notice”), which Cure Notice (1) specifically identifies the event(s) the Board believes constitutes Cause and (2) provides thirty (30) days from the date of such Cure Notice for Executive to cure such circumstances (the “Cure Period”) and (b) the Executive has failed to timely cure such circumstances; provided that, with respect to clauses (iii) and (iv) of this paragraph, the Company shall not be required to deliver a Cure Notice and such termination shall be effective immediately upon the delivery of a written notice (the “Cause Termination Notice”). If (other than in the case of clauses (iii) or (iv)) Executive fails to timely cure such circumstances in accordance with the foregoing, the Company may send a Cause Termination Notice to the Executive, in which case Executive’s employment with the Company shall thereupon be terminated for Cause. (b) “Change in Control” means, with respect to any Equity Award, a “Change in Control” or similar term as defined by the award agreement or equity-based compensation plan of Company applicable to such Equity Award. (c) “Disability” means a disability as defined by the group long-term disability insurance policy maintained by Company for the benefit of its employees. In the absence of such a policy, “Disability” means Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less 120 days. (d) “Involuntary Termination” means the occurrence of either (i) termination by Company of Executive’s employment with Company for any reason other than Cause or (ii) Executive’s Resignation for Good Reason; provided, however that Involuntary Termination shall not include any termination of Executive’s employment which is (x) for Cause, (y) a result of Executive’s death or Disability, or (z) a result of Executive’s voluntary termination of employment which is not a Resignation for Good Reason. Company may terminate Executive’s employment with Company without Cause at any time on thirty (30) days’ advance written notice to Executive.

Amended and Restated Executive Employment Agreement Page 7 of 20 (e) “Resignation for Good Reason” means the voluntary resignation by Executive from employment with Company within ninety (90) days following the initial existence, without Executive’s express written consent, of any of the following conditions (each, a “Good Reason”): (i) the failure by the Company to pay Executive any portion of Executive’s salary within ten (10) business days of the date such compensation is due, (ii) any requirement that Executive relocate or work at a location more than thirty five (35) miles from the Company’s offices to which the Executive reports to work (excluding reasonable travel requirements attendant to the performance or discharge of Executive’s duties), (iii) any material diminution of Executive’s duties, responsibilities or authorities as in effect immediately prior to the change, or (iv) a material reduction in salary (other than as a result of incentive- or performance-based compensation) or other material breach of this Agreement by the Company. Notwithstanding the foregoing, “Good Reason” to terminate the Executive’s employment shall not exist unless (a) a written notice has first been delivered to the Board by the Executive (the “Good Reason Notice”), which Good Reason Notice (1) specifically identifies the event(s) that the Company believes constitutes Good Reason and (2) provides 30 days from the date of such Good Reason Notice for the Company to cure such circumstances (the “Good Reason Period”) and (b) the Company has failed to timely cure such circumstances. If the Company fails to timely cure such circumstances in accordance with the foregoing, Executive may send a notice to the Board that Executive is terminating Executive’s employment for Good Reason (“Good Reason Termination Notice”), in which case Executive’s employment shall thereupon be terminated for Good Reason. If any Good Reason Notice shall not have been delivered by Executive within ninety (90) days following the date that Executive becomes aware of the purported existence of a Good Reason event, or any Good Reason Termination Notice shall not have been delivered by Executive within thirty (30) days following the end of the Good Reason Period, then any purported termination of Executive’s employment relating to the applicable event shall not be a termination for Good Reason hereunder and Executive will be deemed to have consented to and forever waived the Good Reason event. If the Company does timely cure or remedy the Good Reason event, then Executive may either resign from Executive’s office without Good Reason or Executive may continue in office subject to the terms of this Agreement. 9. Golden Parachute Payments. 9.1 In the event that any of the severance payments and other benefits provided by this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”), then Executive’s severance payments and benefits under this Agreement or otherwise shall be payable either (a) in full, or (b) in such lesser amount which would result in no portion of such severance payments or benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive, on an after-tax basis, of the greatest amount of severance payments and benefits under this Agreement or otherwise, notwithstanding that all or some portion of such severance payments or benefits may be taxable under Section 4999 of the Code. Any reduction in the severance payments and benefits required by this Section will be made in the following order: (i) reduction of cash payments; (ii) reduction of accelerated vesting of equity awards other than any stock options; (iii) reduction of accelerated vesting of any stock options; and (iv) reduction of other benefits paid or provided to Executive. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in

Amended and Restated Executive Employment Agreement Page 8 of 20 the reverse order of the date of grant of Executive’s equity awards. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis. 9.2 The professional firm engaged by Company for general tax purposes as of the day prior to the date of the event that might reasonably be anticipated to result in severance payments and benefits that would otherwise be subject to the Excise Tax will perform the foregoing calculations. If the tax firm so engaged by Company is serving as accountant or auditor for the acquiring company, Company will appoint a nationally recognized tax firm to make the determinations required by this Section. Company will bear all expenses with respect to the determinations by such firm required to be made by this Section. Company and Executive shall furnish such tax firm such information and documents as the tax firm may reasonably request in order to make its required determination. The tax firm will provide its calculations, together with detailed supporting documentation, to Company and Executive as soon as practicable following its engagement. Any good faith determinations of the tax firm made hereunder will be final, binding and conclusive upon Company and Executive. 9.3 As a result of the uncertainty in the application of Sections 409A, 280G or 4999 of the Code at the time of the initial determination by the professional firm described in Section 9.2, it is possible that the Internal Revenue Service (the “IRS”) or other agency will claim that an Excise Tax greater than that amount, if any, determined by such professional firm for the purposes of Section 9.1 is due (the “Additional Excise Tax”). Executive will notify Company in writing of any claim by the IRS or other agency that, if successful, would require payment of Additional Excise Tax. Executive and Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to payments made or due to Executive. Company shall pay all reasonable fees, expenses and penalties of Executive relating to a claim by the IRS or other agency. In the event it is finally determined that a further reduction would have been required under Section 9.1(b) to place Executive in a better after-tax position, Executive shall repay Company such amount within thirty (30) days thereof in order to effect such result. 10. No Conflict of Interest. During the term of Executive’s employment with Company, Executive must not engage in any work, paid or unpaid, that creates an actual or potential conflict of interest with Company. If the Board reasonably believes such a conflict exists during the term of this Agreement, the Board may ask Executive to choose to discontinue the other work or resign employment with Company. 11. Protective Covenants Agreement . Executive agrees to read, sign and abide by Company’s Protective Covenants Agreement attached as Exhibit B, which is incorporated herein by reference. 12. Agreement to Mediate and Arbitrate. In the event a dispute arises in connection with this Agreement, Company and Executive agree to submit the dispute to non-binding mediation, with the mediator to be selected and compensated by Company. In the event a resolution is not reached through mediation, then, to the fullest extent permitted by law, Executive and Company agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the employment relationship between Company and Executive and any disputes upon termination of employment, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims; and any claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. Claims for breach of Company’s Protective Covenants Agreement, workers’ compensation, unemployment insurance benefits and Company’s right to obtain

Amended and Restated Executive Employment Agreement Page 9 of 20 injunctive relief are excluded. For the purpose of this agreement to arbitrate, references to “Company” include all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this Agreement shall apply to them to the extent Executive’s claims arise out of or relate to their actions on behalf of Company. 12.1 Initiation of Arbitration. Either Party may exercise the right to arbitrate by providing the other Party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other Party of the substance of such claims. In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations. 12.2 Arbitration Procedure. The arbitration will be conducted in New York, New York by a single neutral arbitrator and in accordance with the then current rules for resolution of employment disputes of the American Arbitration Association (“AAA”). The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of California, and only such power, and shall follow the law. The parties agree to abide by and perform any award rendered by the arbitrator. Judgment on the award may be entered in any court having jurisdiction thereof. 12.3 Costs of Arbitration. Each Party shall bear one half the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. 13. Successors. 13.1 Company’s Successors. Any successor to Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation, redemption or otherwise) to all or substantially all of Company’s business and/or assets (a “Successor”) shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any Successor becomes bound by the terms of this Agreement by operation of law. 13.2 Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. 14. Notice. 14.1 General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (email being sufficient) or one day following mailing via Federal Express or similar overnight courier service. In the case of Executive, mailed notices shall be addressed to Executive at Executive’s home address that Company has on file for Executive. In the case of Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Executive Officer. 14.2 Notice of Termination. Any termination by Company for Cause or by Executive pursuant to a Resignation for Good Reason shall be communicated by a notice of termination to the other Party hereto given in accordance with Section 14.1 of this Agreement. Such notice shall indicate the

Amended and Restated Executive Employment Agreement Page 10 of 20 specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date, consistent with the requirements of this Agreement. The failure by Executive to include in the notice any fact or circumstance that contributes to a showing of the existence of Good Reason shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing Executive’s rights hereunder. 15. Compliance with Section 409A of the Code. The parties intend that this Agreement (and all payments and other benefits provided under this Agreement) be exempt from the requirements of Section 409A of the Code and the regulations and ruling issued thereunder (collectively “Section 409A”), to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the involuntary separation pay plan exception described in Treasury Regulation Section 1.409A-1(b)(9)(iii), or otherwise. To the extent Section 409A is applicable to such payments, the parties intend that this Agreement (and such payments and benefits) comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement to the contrary: 15.1 Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent any payments or benefits payable under this Agreement on account of Executive’s termination of employment constitute a deferral of compensation subject to Section 409A of the Code, no amount payable pursuant to this Agreement shall be paid unless and until Executive has incurred a “separation from service” within the meaning of Section 409A. Furthermore, to the extent that Executive is a “specified employee” within the meaning of Section 409A (determined using the identification methodology selected by Company from time to time, or if none, the default methodology) as of the date of Executive’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of Executive’s separation from service shall paid to Executive before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of Executive’s separation from service or, if earlier, the date of Executive’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date without interest. 15.2 Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. 15.3 With regard to any provision in this Agreement that provides for reimbursement of expenses or in-kind benefits, except for any expense, reimbursement or in-kind benefit provided pursuant to this Agreement that does not constitute a “deferral of compensation,” within the meaning of Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be deemed to be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect, and (iii) such payments shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense occurred.

Amended and Restated Executive Employment Agreement Page 11 of 20 15.4 Company intends that income provided to Executive pursuant to this Agreement will not be subject to taxation under Section 409A of the Code. However, Company does not guarantee any particular tax effect for income provided to Executive pursuant to this Agreement. 16. General Provisions. 16.1 Unfunded Obligation. Any amounts payable to Executive pursuant to this Agreement are unfunded obligations. Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. Company shall retain at all times beneficial ownership of any investments, including trust investments, which Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any account shall not create or constitute a trust or fiduciary relationship between the Board or Company and Executive, or otherwise create any vested or beneficial interest in Executive or Executive’s creditors in any assets of Company. 16.2 No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Agreement by seeking employment with a new employer or otherwise, nor shall any such payment or benefit be reduced by any compensation or benefits that 16.3 Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of Company (other than Executive). No waiver by either Party of any breach of, or of compliance with, any condition or provision of this Agreement by the other Party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time. 16.4 Attorneys’ Fees. In any dispute relating to this Agreement, the losing Party shall pay the attorneys’ fees of the prevailing Party in addition to its own attorneys’ fees. Any reimbursement of attorney’s fees to which Executive is entitled and which are treated for federal income tax purposes as compensation shall (a) be paid no later than the last day of Executive’s tax year following the tax year in which the expense was incurred, (b) not be affected by any other expenses that are eligible for reimbursement in any tax year and (c) not be subject to liquidation or exchange for another benefit. 16.5 Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes. 16.6 Choice of Law; Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to any conflict of law principles. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the Parties that is not subject to arbitration pursuant to Section 12, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of New York, New York, or the federal courts of the United States for the Southern District of New York, and no other courts. 16.7 Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable

Amended and Restated Executive Employment Agreement Page 12 of 20 provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby. 16.8 Benefits Not Assignable. Except as otherwise provided herein or by law, no right or interest of Executive under this Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any other manner, and no attempted transfer or assignment thereof shall be effective. No right or interest of Executive under this Agreement shall be liable for, or subject to, any obligation or liability of Executive. 16.9 Further Assurances. From time to time, at Company’s request and without further consideration, Executive shall execute and deliver such additional documents and take all such further action as reasonably requested by Company to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement and the Release, and to provide adequate assurance of Executive’s due performance thereunder. 16.10 Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. 16.11 Survival. Those provisions that by their nature are intended to survive termination or expiration of this Agreement shall so survive. 17. Entire Agreement. This Agreement, together with the Plan and any agreement evidencing an Equity Award described in Section 5.2, the Executive Bonus Plan described in Section 5.3, the Appendix attached hereto, the Form of Confidential Separation and Release Agreement attached hereto as Exhibit A and the Protective Covenants Agreement attached hereto as Exhibit B, constitutes the entire agreement between the Parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive and the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever. [The remainder of this page is intentionally left blank]

Amended and Restated Executive Employment Agreement Page 13 of 20 THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW. EXECUTIVE Dated: _December 27, 2024___ ____________________________________ Ryan Damon ____________________________________ ADDRESS COMPANY Dated: _December 27, 2024____ By: _________________________________ Megan Clarken Chief Executive Officer [Signature Page to Amended and Restated Executive Employment Agreement] /s/ Ryan Damon /s/ Megan Clarken

APPENDIX TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT This Appendix to Amended and Restated Executive Employment Agreement forms a part of the Amended and Restated Executive Employment Agreement (the “Agreement”) between Criteo Corp., a Delaware corporation (“Company”) and Ryan Damon (“Executive”) made effective as of November 1, 2024. Section references below refer to sections of the Agreement. Section 2.1 Executive is employed as Chief Legal and Transformation Officer Section 2.3 Executive’s work location is New York, NY. Section 5.1 Executive’s annual base salary rate is $490,000 effective April 1, 2024. Section 5.2 N/A Section 5.3 The target annual bonus is 70% of Base Salary. Section 5.5 N/A Section 6 Executive will be eligible to accrue twenty (20) vacation days per year. Executive accrues up to 1.5 times Executive’s applicable annual accrual rate (the “Accrual Cap”). Once Executive reaches the Accrual Cap, Executive will cease accruing vacation until Executive uses days and takes Executive’s available balance below the Accrual Cap. Additional time off (floating days, Criteo holidays, summer days, sick time, etc.) are covered in a “Paid Time Off” policy to be provided separately. Section 8.2(a) Executive’s “Months Base Salary Multiplier” is twelve (12). Executive’s “Annual Bonus Multiplier” is one (1). Section 8.2(b)(i) Executive’s COBRA Coverage Period Termination Date is the 12th month following the Termination Date. Section 8.3 Disability Benefits shall be as provided by the Company to similarly situated employees Section 8.4 N/A Section 8.8(e)(i) N/A Executive Signature Company Authorized Signature Date Date END OF APPENDIX December 27, 2024 December 27, 2024 /s/ Ryan Damon /s/ Megan Clarken

EXHIBIT A FORM OF CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT This Confidential Separation and Release Agreement (“Agreement”) is between ___________________ (“Employee”) and Criteo Corp. (the “Company”) (hereinafter the “parties”), and is entered into as of _______________________. This Agreement will not become effective until the expiration of seven (7) days from Employee’s execution of this Agreement (the “Effective Date”). WHEREAS, Employee has been employed by Company as ___________ and is a party to that certain Amended and Restated Executive Employment Agreement dated _________, as amended by and between Company and Employee as then in effect immediately prior to the Effective Date (the “Employment Agreement”). WHEREAS, the Employee’s employment with Company was terminated effective as of _________________, 20__ (the “Termination Date”); WHEREAS, Company and Employee desire to avoid disputes and/or litigation regarding Employee’s termination from employment or any events or circumstances preceding or coincident with the termination from employment; and WHEREAS, Company and Employee have agreed upon the terms on which Employee is willing, for sufficient and lawful consideration, to compromise any claims known and unknown which Employee may have against Company. WHEREAS, the parties desire to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but in no way limited to, any and all claims and controversies arising out of the employment relationship between Employee and Company, and the termination thereof; NOW, THEREFORE, in consideration of these recitals and the promises and agreements set forth in this Agreement, Employee’s employment with Company will terminate upon the following terms: 1. General Release: Employee for himself or herself and on behalf of Employee’s attorneys, heirs, assigns, successors, executors, and administrators IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS AND FOREVER DISCHARGES Company and any current or former stockholders, employee, officer, directors, parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and entities, and their successors and assigns, from any and all claims and causes of action whatsoever, whether known or unknown or whether connected with Employee’s employment by Company or not, which may have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but not limited to, any claim or cause of action arising out of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or released in this agreement), or under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification (WARN) Act, the Older Workers Benefit Protection Act, or any other municipal, local, state, or federal law, common or statutory.

2. Covenant Not to Sue: Employee also COVENANTS NOT TO SUE, OR OTHERWISE PARTICIPATE IN ANY ACTION OR CLASS ACTION against Company or any of the released parties based upon any of the claims released in this Agreement. 3. Severance Terms: Upon the expiration of seven (7) days from Employee’s execution of this Agreement and provided that this Agreement has become effective in accordance with its terms, in consideration for the promises, covenants, agreements, and releases set forth herein and in the Employment Agreement, Company agrees to pay Employee the Severance Benefits as defined in and pursuant to the Employment Agreement (the “Severance Benefits”). 4. Right to Revoke: Employee may revoke this Agreement by notice to Company, in writing, received within seven (7) days of the date of its execution by Employee (the “Revocation Period”). Employee agrees that Employee will not receive the benefits provided by this Agreement if Employee revokes this Agreement. Employee also acknowledges and agrees that if Company has not received from Employee notice of Employee’s revocation of this Agreement prior to the expiration of the Revocation Period, Employee will have forever waived Employee’s right to revoke this Agreement, and this Agreement shall thereafter be enforceable and have full force and effect. 5. Acknowledgement: Employee acknowledges and agrees that: (A) except as to any Severance Benefits which remain unpaid as of the date of this Agreement, no additional consideration, including salary, wages, bonuses or Equity Awards as described in the Employment Agreement, is to be paid to Employee by Company in connection with this Agreement; (B) except as provided by this Agreement, Employee has no contractual right or claim to the Severance Benefits; and, (C) payments pursuant to this Agreement shall terminate immediately if Employee breaches any of the provisions of this Agreement. 6. Non-Admissions: Employee acknowledges that by entering into this Agreement, Company does not admit, and does specifically deny, any violation of any local, state, or federal law. 7. Confidentiality: Employee agrees that Employee shall not directly or indirectly disclose the terms, amount or fact of this Agreement to anyone other than Employee’^$s immediate family or counsel, bankers or financial advisors, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law. 8. Nondisparagement: Each party agrees that it will not make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame, disparage or in any way criticize the personal or business reputation, practices or conduct of the other party including, in the case of Company, its employees, directors and stockholders. 9. Acknowledgement of Restrictions; Confidential Information: Employee acknowledges and agrees that Employee has continuing non-competition, non-solicitation and non-disclosure obligations under the Employment Agreement and the Protective Covenants Agreement between Employee and Company. Employee acknowledges and reaffirms Employee’s obligation to continue abide fully and completely with all post-employment provisions of the Protective Covenants Agreement and agrees that nothing in this Agreement shall operate to excuse or otherwise relieve Employee of such obligations. 10. Permitted Disclosures: Pursuant to 18 U.S.C. § 1833(b), the Employee understands that Employee will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to Executive’s attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The Employee understands that if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding if Employee (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement, or any other agreement that the Employee has with the Company, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in this Agreement or any other agreement that the Employee has with the Company shall prohibit or restrict Employee from making any voluntary disclosure of information or documents concerning possible violations of law to any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Company. 11. Severability: If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and/or construed in remaining part to the full extent allowed by law, with the remaining provisions of this Agreement continuing in full force and effect. 12. Entire Agreement: This Agreement, along with the Employment Agreement and the Protective Covenants Agreement which are referred to above, constitute the entire agreement between the Employee and Company, and supersede all prior and contemporaneous negotiations and agreements, oral or written. This Agreement cannot be changed or terminated except pursuant to a written agreement executed by the parties. Notwithstanding the foregoing, neither this Agreement nor the Employment Agreement shall apply to, modify or in any way supersede obligations arising from any of (i) the terms of directors and officers insurance or (ii) any indemnification agreement for the benefit of the Employee as a result of the Employee’s position as a director or officer of the Company or one of its affiliates. 13. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except where preempted by federal law. 14. Statement of Understanding: By executing this Agreement, Employee acknowledges that (a) Employee has had at least twenty-one (21) or forty-five (45) days, as applicable in accordance with the Age Discrimination in Employment Act, as amended, to consider the terms of this Agreement and has considered its terms for such a period of time or has knowingly and voluntarily waived Employee’s right to do so by executing this Agreement and returning it to Company; (b) Employee has been advised by Company to consult with an attorney regarding the terms of this Agreement; (c) Employee has consulted with, or has had sufficient opportunity to consult with, an attorney of Employee’s own choosing regarding the terms of this Agreement; (d) any and all questions regarding the terms of this Agreement have been asked and answered to Employee’s complete satisfaction; (e) Employee has read this Agreement and fully understands its terms and their import; (f) except as provided by this Agreement, Employee has no contractual right or claim to the benefits and payments described herein; (g) the consideration provided for herein is good and valuable; and (h) Employee is entering into this Agreement voluntarily, of Employee’s own free will, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

EXECUTED in __________________________, this day of _______________________, 20___. _____________________________ EMPLOYEE EXECUTED in __________________________, this day of _______________________, 20___. COMPANY By: _________________________ Name: ______________________ Title: _______________________

EXHIBIT B [Protective Covenants Agreement]

PROTECTIVE COVENANTS AGREEMENT I, the undersigned, acknowledge the importance to Criteo Corp. (the "Company") of protecting the confidential information of the Company, its parents, subsidiaries and affiliates (the "Company and its Affiliates") and their other legitimate interests, including without limitation the valuable confidential information and goodwill that they have developed or acquired. Therefore, in consideration of my employment with the Company, and my being granted access to trade secrets and other confidential information of the Company and its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which I hereby agree as follows: 1) Duties. In return for the compensation now and hereafter paid to me, will not (a) reveal, disclose or otherwise make available to any person any Company password or key, whether or not the password or key is assigned to me or (b) obtain, possess or use in any manner a Company password or key that is not assigned to me. I will use my best efforts to prevent the unauthorized use of any laptop or personal computer, peripheral device, software or related technical documentation that the Company issues to me, and I will not input, load or otherwise attempt any unauthorized use of software in any Company computer, whether or not such computer is assigned to me. 2) "Proprietary Information" Definition. "Proprietary Information" includes (a) any information that is confidential or proprietary, technical or nontechnical information of Company and its Affiliates, including for example and without limitation, information related to Innovations (as defined in Section 4 below), pricing, margins, merchandising plans and strategies, finances, financial and accounting data and information, customers, suppliers and advertisers purchasing data, concepts, techniques, processes, methods, systems, designs, computer programs, source documentation, trade secrets, formulas, development or experimental work, work in progress, forecasts, proposed and future products, sales and marketing plans, business and any other nonpublic information that has commercial value; (b) any information Company has received from others that the Company is obligated to treat as confidential or proprietary, which may be made known to me by Company, a third party or otherwise that I may learn during my employment with Company; and (c) knowledge of developments, ways of business, etc., which may in themselves be generally known but whose use by the Company is not generally known. 3) Ownership and Nondisclosure of Proprietary Information. All Proprietary Information is the sole property of Company, Company's assigns, Company's customers and Company's suppliers, as applicable. Company, Company's assigns, Company's customers and Company's suppliers, as applicable, are the sole and exclusive owners of all patents, copyrights, trade secrets and other rights in and to the Proprietary Information. I will not disclose any Proprietary Information to anyone outside Company, and I will use and disclose Proprietary Information to those inside Company only as may be necessary in the ordinary course of performing my duties as an employee of Company. If I have any questions as to whether information constitutes Proprietary Information, or to whom, if anyone, inside Company, any Proprietary Information may be disclosed, I will consult with my direct superior. Nothing in this this Agreement shall prohibit me from disclosing a Company trade secret (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (3) if I file a lawsuit for retaliation based on me reporting a suspected violation of law, to my attorney or in a related court proceeding, if I file any document containing the trade secret under seal and do not disclose the trade secret, except pursuant to court order. 4) "Innovations" Definition in this Agreement. "Innovations" includes all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), trademarks, service marks, trade names and trade dress, business plans and modes of doing business. 5) Disclosure and License of Prior Innovations. I have listed on Exhibit A ("Prior Innovations") attached hereto all Innovations relating in any way to Company's business or demonstrably anticipated research and development or business, which were conceived, reduced to practice, created, derived, developed, or made by me prior to my employment with Company (collectively, the "Prior Innovations"). I represent that I have no rights in any such Company- related Innovations other than those Innovations listed in Exhibit A ("Prior Innovations"). If nothing is listed on Exhibit A ("Prior Innovations"), I represent that there are no Prior Innovations at the time of signing this Agreement. I hereby grant to Company and Company's designees a royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all patent, copyright, moral right, trade secret and other intellectual property rights relating to any Prior Innovations that I incorporate, or permit to be incorporated, in any Innovations that I, solely or jointly with others, conceive, develop or reduce to practice during my employment with Company (the "Company Innovations"). Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, any Prior Innovations in any Company Innovations without Company's prior written consent. 6) Disclosure, nature and Assignment of Company Innovations. I will promptly disclose and describe to Company all Company Innovations. All Company Innovations are works made for hire within the meaning of the U.S. Copyright Act, and as such would be solely owned by Company. To the extent any such content cannot be designated work made for hire within the meaning of the U.S. Copyright Act, I hereby do and will assign to Company or Company's designee all my right, title, and interest in and to any and all Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by me to Company, I hereby grant to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to Company Innovations can neither be assigned nor licensed by me to Company, I hereby irrevocably waive and agree never to assert such non-assignable and non-licensable rights, title and interest against Company or any of Company's successors in interest. This Section 5 shall not apply to any Innovations that (a) do not relate, at the time of conception, reduction to practice, creation, derivation, development or making of such Innovation to Company's business or actual or demonstrably anticipated research, development or business; and (b) were developed entirely on my own time; and (c) were developed without use of any of Company's equipment, supplies, facilities or trade secret information; and (d) did not result from any work I performed for Company. 7) Future Innovations. I will disclose promptly in writing to Company all Innovations conceived, reduced to practice, created, derived, developed, or made by me during the term of my employment and for three (3) months thereafter, whether or not I believe such Innovations are subject to this Agreement, to permit a determination by Company as to whether or not the Innovations should be considered Company Innovations. Company will receive any such information in confidence.

8) Notice of Non-assignable Innovations to Employees In California. This Agreement does not apply to an Innovation that qualifies fully as a non-assignable invention under the provisions of Section 2870 of the California Labor Code. I have reviewed the notification In Exhibit B ("Limited Exclusion Notification") and agree that my signature acknowledges receipt of the notification. 9) Cooperation in Perfecting Rights to Innovations. I agree to perform, during and after my employment, all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Innovations as provided to Company under this Agreement. If Company is unable for any reason to secure my signature to any document required to file, prosecute, register or memorialize the assignment of any rights or application or to enforce any right under any Innovations as provided under this Agreement, I hereby irrevocably designate and appoint Company and Company's duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights under such Innovations, all with the same legal force and effect as if executed by me. The foregoing is deemed a power coupled with an interest and is irrevocable. 10) Return of Materials. At any time upon Company's request, and when my employment with Company is over, I will return all materials (including, without limitation, documents, drawings, papers, diskettes and tapes) containing or disclosing any Proprietary Information (including all copies thereof), as well as any keys, pass cards, identification cards, computers, printers, pagers, personal digital assistants or similar items or devices that the Company has provided to me. I will provide Company with a written certification of my compliance with my obligations under this Section. 11) Duty of Loyalty. I agree that while I am employed by the Company, (a) I have an undivided duty of loyalty and fair dealing to the Company and will work for the best interests of the Company and not take over any of the Company's business opportunities or prospective business opportunities for my personal gain and/or to the detriment of the Company; and (b) I will not engage in any other employment or business activity without written permission from executive management; and (c) I will not engage in any other activities that conflict with my obligations to the Company. 12) Workforce Protection. Because I recognize that solicitation of the Company's employees, consultants and contractors will interfere with, impair, disrupt or damage the Company's business, I agree that during my employment and for a period of one (1) year after the termination of my employment, regardless of the reason for such termination, I will not, directly or indirectly, separately, or in association with others, solicit any of the Company's employees, or cause others to do so, or persuade or attempt to persuade any employee of the Company to leave the employ of the Company or to become employed by anyone other than the Company. 13) No Disparagement. During my employment with Company and after the termination thereof, I will not disparage Company, its products, business model, services, agents or employees; provided, however, nothing herein shall prohibit me from cooperating in an investigation by any governmental agency or testifying truthfully in any legal proceeding.

14) Survival. This Agreement (a) shall survive my employment by Company; (b) does not in any way restrict my right to resign or the right of Company to terminate my employment at any time, for any reason or for no reason; (c) inures to the benefit of successors and assigns of Company; and (d) is binding upon my heirs and legal representatives. 15) Injunctive Relief. I agree that if I violate this Agreement, Company will suffer irreparable and continuing damage for which money damages are insufficient, and Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including money damages if appropriate), to the extent permitted by law. 16) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, 5 business hours after confirmation of completed transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to me shall be sent to any address in Company's records or such other address as I may provide in writing. Notices to Company shall be sent to Company's CEO or to such other address as Company may specify in writing. 17) Governing Law; Forum. This Agreement shall be governed by the laws the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Company and I each irrevocably consent to the exclusive personal jurisdiction of the federal and state courts located in Santa Clara County, California, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive. 18) Severability. If an arbitrator or court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to provide Company the maximum protection permitted by applicable law and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected. 19) Waiver; Modification. If Company waives any term, provision or breach by me of this Agreement, such waiver shall not be effective unless it is In writing and signed by Company. No waiver shall constitute a waiver of any other or subsequent breach by me. This Agreement may be modified only if both Company and I consent In writing.

20) Entire Agreement. This Agreement, including the Employment Agreement and the Agreement to Arbitrate that I may have signed in connection with my employment by Company, represent my entire understanding with Company with respect to the subject matter of this Agreement and supersede all previous understandings, written or oral. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions. Signed: __________________________________ Exhibit A PRIOR INNOVATIONS Check one of the following: NO SUCH PRIOR INNOVATIONS EXIST. OR _____ YES, SUCH PRIOR INNOVATIONS EXIST AS DESCRIBED BELOW (include basic description of each Prior Innovation): Exhibit B LIMITED EXCLUSION NOTIFICATION TO EMPLOYEES IN CALIFORNIA THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any Invention that you developed entirely on your own time without using Company's equipment, supplies, facilities or trade secret information except for those Inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to Company's business, or actual or demonstrably anticipated research or development of Company; or (2) Result from any work performed by you for Company. To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding Section, the provision is against the public policy of California and is unenforceable. This limited exclusion does not apply to any patent or invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or invention to be In the United States. I ACKNOWLEDGE RECEIPT of a copy of this notification. Signed: Dated: __________________________ /s/ Ryan Damon /s/ Ryan Damon